Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

                I, John E. Sundeen, Jr., Senior Vice President, Chief Financial Officer and Treasurer of Waddell & Reed Financial, Inc. (the “Company”) hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 (the “Act”), that:

1.                                       The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”) dated November 12, 2003 and filed with the United States Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 12, 2003

/s/ John E. Sundeen, Jr.
John E. Sundeen, Jr.
Senior Vice President, Chief Financial Officer and Treasurer